UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 22, 2011

HERITAGE FINANCIAL GROUP, INC.
(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	001-34902 (Commission File Number)	38-3814230 (I.R.S. Employer Identification No.)

721 North Westover Boulevard, Albany, Georgia  31707
(Address of principal executive offices)

(229) 420-0000
Registrant's telephone number, including area code

Not Applicable
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 22, 2011, Heritage Financial Group, Inc. (the “Company”) held its Annual Meeting of Stockholders.  At the Annual Meeting, stockholders approved (1) the election of Mr. Joseph C. Burger, Jr. and Ms. Carol W. Slappey for three-year terms as directors; (2) the Heritage Financial Group, Inc. 2011 Equity Incentive Plan; (3) the advisory (non-binding) resolution on executive compensation; (4) the taking of an advisory (non-binding) vote on executive compensation every one year; and (5) the ratification of Mauldin & Jenkins, LLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011.  A breakdown of the votes cast is set forth below.

1.	The election of directors.

			Broker
	For	Withheld	Non-votes
Joseph C. Burger, Jr.	6,807,819	310,612	692,044
Carol W. Slappey	6,812,556	305,875	692,044

2.	The approval of the Heritage Financial Group, Inc. 2011 Incentive Plan.

			Broker
For	Against	Abstain	Non-votes
5,529,482	1,561,102	27,847	692,044

3.	The advisory (non-binding) resolution to approve executive compensation.

			Broker
For	Against	Abstain	Non-votes
6,784,796	149,052	184,583	692,044

4.	The advisory (non-binding) resolution to how often stockholders shall vote on executive compensation – every three, two or one year (s).

Three	Two	One		Broker
Years	Years	Year	Abstain	Non-votes
2,140,671	159,640	4,722,458	95,662	692,044

5.	The ratification of the appointment of Mauldin & Jenkins, LLC as the independent registered public accounting firm for the Corporation for the fiscal year ending December 31, 2011.

For	Against	Abstain
7,792,362	15,580	2,533

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE FINANCIAL GROUP, INC.

Date: June 22, 2011	By:	/s/ T. Heath Fountain
T. Heath Fountain
Executive Vice President
Chief Administrative Officer and
Chief Financial Officer
(Principal Financial and Accounting Officer)